Exhibit 10.8

FORM OF ASSIGNMENT

ASSIGNMENT OF STOCK OPTION AGREEMENTS

This ASSIGNMENT OF STOCK OPTION AGREEMENTS (this "Agreement") is entered into as of November 25, 2008, by and between 500 Sofia Inc., a New York corporation (the "Assignee"), and Peter Kolokouris (the "Assignor").

WHEREAS, the Assignor desires to assign and transfer to the Assignee, and Assignee desires to accept such assignment and transfer from the Assignor, on the terms set forth herein, a portion of (i) the Stock Options granted to Assignor pursuant to that certain Stock Option Agreement (the "July Stock Option Agreement"), dated as of July 10, 2008, between Future Energy Solutions Inc. ("FES") and Assignor and as amended on November 21, 2008 with respect to 166,000 Stock Options, copies of which are attached hereto as Exhibit A, (ii) the Stock Options granted to Assignor pursuant to that certain Stock Option Agreement (the "167,000 November Stock Option Agreement"), dated as of November 18, 2008, between FES and Assignor with respect to 167,000 Stock Options, a copy of which is attached hereto as Exhibit B, (iii) the Stock Options granted to Assignor pursuant to that certain Stock Option Agreement (the "600,000 November Stock Option Agreement"), dated as of November 18, 2008, between FES and Assignor with respect to 600,000 Stock Options, a copy of which is attached hereto as Exhibit C.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.Assignor hereby assigns and transfers all of his right, title and interest to Assignee, and Assignee hereby accepts such assignment and transfer, to purchase (i) up to Thirty-Three Thousand Two Hundred (33,200) shares of the Common Stock of FES at a purchase price of $1.00 per share that were granted to Assignor pursuant to the terms of the July Stock Option Agreement, (ii) up to Thirty-Three Thousand Four Hundred (33,400) shares of the Common Stock of FES at a purchase price of $1.00 per share that were granted to Assignor pursuant to the terms of the 167,000 November Stock Option Agreement, and (iii) up to One Hundred and Twenty Thousand (120,000) shares of the Common Stock of FES at a purchase price of $1.00 per share that were granted to Assignor pursuant to the terms of the 600,000 November Stock Option Agreement.

SECTION 2.Assignee hereby agrees to be bound by the terms and conditions of each of the July Stock Option Agreement, the 167,000 November Stock Option Agreement and the 600,000 November Stock Option Agreement.

SECTION 3.Assignee and Assignor acknowledge and agree that the terms and conditions of this Agreement are prior to an anticipated twenty-for-one stock split in the Common Stock of FES and that the number of stock options that were assigned pursuant to this Agreement and the purchase price thereof have not been adjusted for any such stock split.

SECTION 4.This Agreement contains all of the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. Assignee represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by Assignor with regard to the subject matter of this Agreement or otherwise.

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SECTION 5.No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Assignee and Assignor. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar of dissimilar condition or provision at the same time, any prior time or any subsequent time.

SECTION 6.If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

SECTION 7.This Agreement shall be construed and governed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

SECTION 8.This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of Assignor and Assignee has caused this Agreement to be executed as of the date first above written.

ASSIGNOR:

Peter Kolokouris

ASSIGNEE:

500 SOFIA INC.

By: Sofia Kolokouris
Title: President

Address:
5739 Demitrios Way
Avon, NY 14414

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SCHEDULE TO EXHIBIT 10.8 – FORM OF
NOVEMBER 2008 ASSIGNMENT OF STOCK OPTIONS
AGREEMENT BY AND AMONG
CERTAIN NON-EMPLOYEE CONSULTANTS
OF THE COMPANY AND CERTAIN ASSIGNEES

The Assignment of Stock Options Agreement filed as Exhibit 10.8 is substantially identical in all material respects to the Assignment of Stock Options Agreements which have been entered into by the non-employee consultants of WindTamer Corporation, Michael Hughes, Peter Kolokouris and Charles LaLoggia and the following respective assignees effective as of the dates below, except for a difference in the number of shares underlying the stock options assigned to such assignees as 111 EJH, Inc., 609 MTH, Inc., 10 EJH, Inc., and April Wayenberg.

Assignee	Non-Employee Consultant	Date	Number of Shares

400 Terry Inc.	Peter Kolokouris	November 25, 2008	3,732,000	.
500 Sofia Inc.	Peter Kolokouris	November 25, 2008	3,732,000
300 Ioannis Inc.	Peter Kolokouris	November 25, 2008	3,732,000
200 Anastasios Inc.	Peter Kolokouris	November 25, 2008	3,732,000
100 Demetrios Inc.	Peter Kolokouris	November 25, 2008	3,732,000
111 EJH, Inc.	Michael Hughes	November 25, 2008	920,000
609 MTH, Inc.	Michael Hughes	November 25, 2008	2,410,000
10 EJH, Inc.	Michael Hughes	November 25, 2008	3,340,000
April Wayenberg	Charles LaLoggia	November 3, 2008	1,000,000